Exhibit 99.2(j)(2)

State Street Bank and Trust Company

1200 Crown Colony Drive

Crown Colony Office Park

Quincy, MA 02169

Attention: Judith I. Charny, Vice President

Re:	The India Fund, Inc.
The Asia Tigers Fund, Inc. (the "Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 21.5 (Additional Funds) of the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the "Agreement"), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as its Custodian under the terms of the Agreement. An updated Appendix A to the Agreement reflecting this addition is attached.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

THE INDIA FUND, INC.
THE ASIA TIGERS FUND, INC.

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

Effective Date:    August 30, 2013

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

Updated as of August 30, 2013

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Equity Long-Short Fund

Aberdeen Global Natural Resources Fund

Aberdeen Small Cap Fund

Aberdeen China Opportunities Fund

Aberdeen Global Equity Fund

Aberdeen Diversified Alternatives Fund

(formerly, Aberdeen Optimal Allocations Fund: Specialty)

Aberdeen Dynamic Allocation Fund

(formerly, Aberdeen Optimal Allocations Fund: Moderate)

Aberdeen Diversified Alternatives Fund

(formerly, Aberdeen Optimal Allocations Fund: Moderate)

Aberdeen Asia Bond Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Fund

(formerly, Aberdeen Emerging Markets Institutional Fund)

Aberdeen International Equity Fund

Aberdeen Global Fixed Income Fund

Aberdeen Global Small Cap Fund

Aberdeen Tax-Free Income Fund

Aberdeen Core Fixed Income Fund

Aberdeen Emerging Markets Debt Local Currency Fund

Aberdeen Global High Yield Bond Fund

Aberdeen Ultra-Short Duration Bond Fund

Aberdeen Asia-Pacific Smaller Companies Fund

Aberdeen U.S. Equity Fund

Aberdeen U.S. High Yield Bond Fund

Aberdeen Emerging Markets Debt Fund

Aberdeen European Equity Fund

Aberdeen Latin American Equity Fund

The India Fund, Inc.

The Asia Tigers Fund, Inc.